UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of SmartHeat Inc. (the “Company”) was held at 10:00 am on Friday, September 23, 2011 (China time), at the Company’s corporate offices, A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang, China. All nominees for election as a director were elected. The proposals for the ratification of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm and for the approval of the Company’s 2010 compensation to named executive officers were both approved. The recommended frequency of once every three years for the stockholder advisory vote on compensation awarded to named executive officers was selected. In light of such vote and consistent with the Board of Directors (the "Board") prior recommendation, the Company intends to hold a stockholder advisory vote on named executive officer compensation every three years, until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of advisory votes on named executive officer compensation. The final voting results were as follows:

	For	Withheld	Abstain	Broker Non-Votes
(1) Election of Directors
(a) Jun Wang	16,968,681	160,501	126,416	13,150,354
(b) Weiguo Wang	16,898,428	230,754	126,416	13,150,354
(c) Qingtai Kong	16,977,444	151,738	126,416	13,150,354
(d) Arnold Staloff	16,922,068	207,114	126,416	13,150,354
(e) Xin Li	16,626,149	503,033	126,416	13,150,354
	For	Against	Abstain	Broker Non-Votes
(2) Ratification of Independent Accounting Firm	28,837,366	1,066,833	375,337	-
(3) Approval of the 2010 Compensation Awarded to Named Executive Officers	16,648,218	396,009	84,955	-
	1 Year	2 Years	3 Years	Abstain
(4) Frequency of Executive Compensation Votes	1,661,736	137,247	15,269,827	60,372

Mr. Qingtai Kong is a newly elected director of the Company. The Board has determined that Mr. Kong is an independent director pursuant to NASDAQ Marketplace Rule 5605(a)(2) and the standards set forth in the Company’s Corporate Governance Guidelines. Mr. Kong shall be appointed to the Audit Committee, Compensation Committee and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2011

SMARTHEAT INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chief Executive Officer